SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 3, 2003

Asia Global Crossing Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	000-30994 (Commission File Number)	98-022-4159 (IRS Employer Identification No.)

Mintflower Place, 2nd Floor, 8 Par-La-Ville Road Hamilton, Bermuda (Address of Principal Executive Offices)	HM08 (Zip Code)

Registrant’s telephone number, including area code (441) 296-6485

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1 Monthly Operating Report for the period from January 1, 2003 through January 31, 2003 of Asia Global Crossing Ltd.

Item 9. Regulation FD Disclosure

     In accordance with General Instruction B.2 of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This Report (including the Exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

     On November 17, 2002, Asia Global Crossing Ltd., a Bermuda company in provisional liquidation in the Supreme Court of Bermuda (the “Company”), and one of its subsidiaries commenced Chapter 11 cases in the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) and, on November 18, 2002, the Company commenced coordinated proceedings in the Supreme Court of Bermuda.

     Attached hereto as Exhibit 99.1 is the Monthly Operating Report filed with the U.S. Bankruptcy Court by the Company for the period from January 1, 2003 through January 31, 2003.

     THE MONTHLY OPERATING REPORT CONTAINS FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT HAS NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and contains information for periods different from those required in the Company’s reports pursuant to the Exchange Act. This information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

     On November 17, 2002, the Company executed a definitive agreement with Asia Netcom Corporation Limited for the sale to Asia Netcom pursuant to Section 363 of the United States Bankruptcy Code of substantially all of the Company’s assets and the assumption by Asia Netcom of liabilities of the Company and certain subsidiaries. In the form that such sale has been approved by the U.S. Bankruptcy Court, equity holders will not retain any value.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL CROSSING LTD.

By:	/s/ Stefan C. Riesenfeld

Name: Stefan C. Riesenfeld Title: Chief Financial Officer

Dated: March 3, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Monthly Operating Report for the period from January 1, 2003 through January 31, 2003 of Asia Global Crossing Ltd.